Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial information of Packaging Corporation of America (“PCA”) and Boise, Inc. (“Boise”), as adjusted to illustrate the estimated pro forma effects of the events that are directly attributable to the acquisition of Boise (the “Transactions”). The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had been completed as of June 30, 2013. The unaudited pro forma condensed combined income statement information gives effect to the Transactions as if they had occurred on January 1, 2012.

The unaudited pro forma condensed combined financial statements of PCA and Boise have been derived from:

•	The unaudited condensed consolidated financial statements of PCA and Boise as of and for the period ended June 30, 2013 and the related notes included in the respective company’s quarterly report on Form 10-Q;

•	The audited consolidated financial statements of PCA and Boise as of and for the year ended December 31, 2012 and the related notes included in the respective company’s annual report on Form 10-K;

The unaudited pro forma adjustments are based upon currently available preliminary information and assumptions that we believe to be reasonable. The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or to be indicative of the consolidated results of operations or financial position that PCA and Boise would have reported had the Transactions been completed as of the dates set forth in this unaudited pro forma condensed combined financial information and should not be taken as indicative of PCA’s future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial information and actual amounts.

The unaudited pro forma condensed combined financial information has been prepared using the purchase method of accounting as if the Transactions had been completed as of January 1, 2012 for the purposes of the unaudited pro forma condensed combined income statements, and as of June 30, 2013 for the purposes of the unaudited pro forma condensed combined balance sheet. Under the purchase method of accounting, the purchase price is required to be allocated to the underlying tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair market values as of the date of the acquisition, with any excess purchase price allocated to goodwill. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial information is based upon management’s internally developed preliminary estimates of the values of assets acquired and liabilities assumed as if the Transactions had been completed as of the above dates. This allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary and in some instances are incomplete and have been made solely for the purpose of developing the unaudited pro forma condensed combined financial information. With respect to identifiable intangible assets and goodwill, the allocation of purchase price is preliminary. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation, and those differences may be material.

The unaudited pro forma condensed combined statements of income do not include (i) any revenue or cost saving synergies that may be achievable subsequent to the completion of the Transactions or (ii) the impact of non-recurring items directly related to the Transactions.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2013

($ in millions)

	Packaging Corporation of America	Boise Inc. (3)	Adjustments				Pro Forma Combined
			New Financing (1)		Acquisition (2)
ASSETS
Current assets:
Cash and cash equivalents	$370	$61	$1,022	(a)	$(1,328	)(i)	$125
Accounts receivable, net	403	263	—		(5	)(o)	661
Inventories	263	289	—		26	(j)	578
Prepaid expenses and other current assets	38	14	—		18	(p)	70
Federal and state income taxes receivable	5	1	22	(g)	(8	)(j),(p)	20
Deferred income taxes	23	10	—		—		33

Total current assets	1,102	638	1,044		(1,297)		1,487
Property, plant and equipment, net	1,364	1,238	—		187	(j)	2,789
Goodwill and other intangible assets	104	302	—		415	(j)	821
Other long-term assets	45	31	9	(b)	(22	)(j)	63

Total assets	$2,615	$2,209	$1,053		$(717)		$5,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$15	$15	$9	(c)	$—		$39
Capital lease obligations	1	—	—		—		1
Accounts payable	165	203	—		(5	)(o)	363
Dividends payable	39	—	—		—		39
Accrued interest	4	11	(11	)(e)	—		4
Accrued liabilities	121	90	—		—		211

Total current liabilities	345	319	(2)		(5)		657
Long-term liabilities:
Long-term debt	771	760	1,089	(d)	—		2,620
Capital lease obligations	24	—	—		—		24
Deferred income taxes	128	190	—		74	(j)	392
Pension and postretirement benefit plans	164	116	—		—		280
Cellulosic biofuel tax reserve	102	—	—		—		102
Other long-term liabilities	30	74	—		—		104

Total long-term liabilities	1,219	1,140	1,089		74		3,522
Stockholders’ equity:
Common stock	1	—	—		—		1
Additional paid in capital	392	871	—		(871	)(l)	392
Treasury stock	—	(121)	—		121	(m)	—
Retained earnings	753	99	(34	)(f)	(135	)(k)	683
Total accumulated other comprehensive loss	(95)	(99)	—		99	(n)	(95)

Total stockholders’ equity	1,051	750	(34)		(786)		981

Total liabilities and stockholders’ equity	$2,615	$2,209	$1,053		$(717)		$5,160

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2012

($ in millions, except per-share data)

	Packaging Corporation of America	Boise Inc. (3)	Adjustments				Pro Forma Combined
			New Financing (1)		Acquisition (2)
Statement of income:
Net sales	$2,844	$2,555	$—		$(20	)(o)	$5,379
Cost of sales	(2,204)	(2,195)	—		8	(o),(q)	(4,391)

Gross profit	640	360	—		(12)		988
Selling, general and administrative expenses	(280)	(183)	—		—		(463)
St. Helens charges	—	(28)	—		—		(28)
Alternative fuel mixture credits	96	—	—		—		96
Other expense, net	(12)	(1)	—		—		(13)

Income (loss) from operations	444	148	—		(12)		580
Interest expense, net	(63)	(62)	8	(h)	—		(117)

Income (loss) before taxes	381	86	8		(12)		463
(Provision) benefit for income taxes	(217)	(34)	(3	)(h)	5	(r)	(249)

Net income (loss)	$164	$52	$5		$(7)		$214

Weighted average common shares outstanding:
Basic	96.4						96.4
Diluted	97.5						97.5
Net income per common share:
Basic	$1.70						$2.22

Diluted	$1.68						$2.19

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Income for the Six Months Ended June 30, 2013

($ in millions, except per-share data)

	Packaging Corporation of America	Boise Inc. (3)	Adjustments				Pro Forma Combined
			New Financing (1)		Acquisition (2)
Statement of income:
Net sales	$1,555	$1,229	$—		$(4	)(o)	$2,780
Cost of sales	(1,181)	(1,100)	—		16	(o),(p),(q)	(2,265)

Gross profit	374	129	—		12		515
Selling, general and administrative expenses	(149)	(92)	—		—		(241)
Restructuring costs	—	(9)	—		—		(9)
Other expense, net	(15)	(3)	—		—		(18)

Income from operations	210	25			12		247
Interest expense, net	(18)	(31)	3	(h)	—		(46)

Income (loss) before taxes	192	(6)	3		12		201
(Provision) benefit for income taxes	(67)	3	(1	)(h)	(5	)(r)	(70)

Net income (loss)	$125	$(3)	$2		$7		$131

Weighted average common shares outstanding:
Basic	96.4						96.4
Diluted	97.5						97.5
Net income per common share:
Basic	$1.30						$1.36

Diluted	$1.28						$1.34

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

(1) New Financing Arrangement

These pro forma financial statements reflect PCA’s acquisition of Boise, additional borrowings to consummate the acquisition and repayment of existing PCA and Boise debt through a combination of the issuance of $2.0 billion in term loans and senior notes. The amounts of the pro forma adjustments related to the issuance of term loans and senior notes at June 30, 2013 were based upon available cash and the capital structure as of the respective date.

(a)	Represents the net adjustment to cash as a result of the financing transactions, calculated as follows:

(Dollar amounts in millions)
Five-year term loan	$650
Seven-year term loan	650
Ten-year senior notes	700

Gross proceeds from new borrowings	2,000
Repayment of Boise debt (i)	(841)
Repayment of PCA existing senior credit facility	(127)
Estimated financing fees	(10)

Net adjustment to cash	$1,022

(i)	Amount includes the following:

(Dollar amounts in millions)
9% notes due 2017	$300
8% notes due 2020	300
Term loan due 2016	175
Estimated notes redemption premium	55
Accrued and unpaid interest	11

Total	$841

(b)	Represents the estimated fees and expenses associated with the financing transactions, calculated as follows:

(Dollar amounts in millions)
Credit Facilities and notes	$10
Unamortized financing fees written off on repayment of the existing PCA term loan	(1)

Net adjustment to deferred financing fees	$9

(c)	Represents the current portion of the five and seven-year term loans after the new financing, calculated as follows:

(Dollar amounts in millions)
Five-year term loan (i)	$33
Seven-year term loan (ii)	6
Repayment of current portion of existing PCA and Boise debt	(30)

Net adjustment to current maturities of long-term debt	$9

(i)	Represents 5% of the $650 million five-year term loan.
(ii)	Represents 1% of the $650 million seven-year term loan.

(d)	Represents the net increase in long-term debt less current maturities, calculated as follows:

(Dollar amounts in millions)
Five-year term loan	$617
Seven-year term loan	644
Ten-year senior notes	700
Repayment of the non-current portion of the existing Boise debt	(760)
Repayment of the non-current portion of the existing PCA term loan	(112)

Net adjustment to long-term debt, less current maturities	$1,089

(e)	Represents the payment of accrued interest relating to Boise’s existing debt.

(f)	Represents the adjustment to retained earnings, comprising:

(Dollar amounts in millions)
Unamortized financing fees relating to existing PCA’s term loan	$(1)
Estimated Boise notes redemption premium	(55)

Pre-tax adjustment to retained earnings	(56)
Tax effect (at federal and state statutory tax rate of 39%)	22

Net adjustment to retained earnings	$(34)

(g)	Represents increase in deferred income tax assets associated with financing fees and redemption premium shown in Note f.

(h)	Represents the decrease to interest expense, net as if the Transactions had been completed as of January 1, 2012, as follows:

(Dollar amounts in millions)	For the Year Ended December 31, 2012	For the Six Months Ended June 30, 2013
Interest expense relating to new debt (i)	$57	$29
Less interest expense on existing Boise debt	(62)	(31)
Less interest expense on existing PCA term loan	(3)	(1)

Pro forma decrease to interest expense, net	(8)	(3)

Tax effect (ii)	$3	$1

(i)	Assumes a combined weighted average interest rate for the Credit Facilities and the notes of 2.9%. A 1/8% change in the interest rate would result in an increase or decrease in interest expense of $2.5 million for the twelve months ended December 31, 2012 and $1.3 million for the six months ended June 30, 2013, respectively.
(ii)	Assumes a federal and state statutory tax rate of 39%.

(2) Preliminary Fair Value and Other Adjustments for the Acquisition

This adjustment is comprised of:

•	the acquisition of Boise by PCA (the “Acquisition”);

•	preliminary fair value adjustments with respect to the Acquisition; and

•	the payment of estimated fees and expenses

(i)	Reflects the net adjustment to cash if the acquisition had occurred on June 30, 2013, calculated as follows:

(Dollar amounts in millions)
Purchase price at $12.55 per common share	$(1,281)
Estimated transaction costs	(47)

Net adjustment to cash	$(1,328)

(j)	Represents the estimated purchase price in excess of the fair value of the assets acquired and liabilities assumed upon acquisition of Boise by PCA. The estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on the estimated fair values with the excess of the purchase price over the fair value recorded to goodwill. The following table presents the calculation of preliminary goodwill arising from the Acquisition:

(Dollar amounts in millions)
Purchase price, net of assumed debt of $775 million (i)	$1,281
Less: net book value of Boise net assets acquired (including historical goodwill):	(750)

Excess consideration transferred over net book value of assets acquired	531
Less fair value adjustments related to (ii):
Inventory	26
Property, plant and equipment (iii)	187
Other assets	(22)
Income tax receivable	(1)
Deferred income taxes – long term	(74)

Pro forma adjustment to goodwill	415
Boise historical goodwill included in net assets	160

Pro forma goodwill (iv)	$575

(i)	Estimated purchase price of outstanding Boise shares of common stock at a price of $12.55 per share.
(ii)	PCA is in process of completing a fair value analysis of assets and liabilities to be acquired from Boise. The adjustments noted above only include preliminary adjustments related to the fair value of inventory, leases and property, plant and equipment. PCA is currently evaluating additional potential adjustments that include, but are not limited to, the following assets and liabilities to be acquired: intangible assets and pension liabilities. At this time, PCA does not have sufficient information to make a determination of the potential magnitude of the fair value adjustment.

(iii)	With respect to property, plant, and equipment, a preliminary analysis to assign fair market values has been prepared and has been reflected within the unaudited pro forma combined financial information.
(iv)	Intangible assets continue to be reported at their historical values in this unaudited pro forma condensed combined financial information. PCA believes that the historical intangibles assets are a reasonable approximation of fair value as they are the result of purchase accounting and recent fair value appraisals completed by Boise for recent acquisitions. PCA is currently re-evaluating the fair value of the intangible assets in connection with the acquisition of Boise. The final purchase price allocation may include necessary adjustments to allocate a portion of the purchase price to identifiable intangible assets as of the closing of the Transactions. While PCA’s analysis to assign preliminary fair market values has not been completed, the Company expects that identifiable intangible assets will include trade names, customer relationships and proprietary technology. The final valuation of identifiable intangible assets may differ materially from the information presented herein.

(k)	Represents the decrease to retained earnings for estimated acquisition-related expenses of $47 million expected to be incurred plus the elimination of historical Boise retained earnings of $99 million less an $11 million adjustment related to PCA’s planned major maintenance accounting policy as described in Note p. During the six months ended June 30, 2013, acquisition-related expenses incurred by PCA were immaterial.

(l)	Represents the elimination of Boise additional paid in capital.

(m)	Represents the elimination of Boise treasury stock.

(n)	Represents the elimination of Boise accumulated other comprehensive loss.

(o)	Represents elimination adjustments for sales between PCA and Boise, accounts receivable and accounts payable due from/to the respective companies.

(p)	PCA’s policy is to defer the costs associated with planned major maintenance and recognize the expense ratably over the remainder of the fiscal year after incurred. As of June 30, 2013, Boise would have recognized a current asset with an increase in income of $18 million and corresponding tax impact of $7 million related to costs incurred that would have been recognized ratably over the remaining fiscal year in accordance with PCA policy.

PCA may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, PCA is not aware of any additional differences in accounting policies that would have a material impact on the combined financial statements that have not been adjusted for in the pro forma financial information. Accounting policy differences may be identified after completion of the acquisition.

(q)	Reflects the estimated impact on depreciation for the fair value adjustment for property, plant and equipment using a weighted average estimated useful remaining life of 15 years. PCA has based these adjustments on preliminary estimates of the fair values of Boise’s property, plant and equipment. The actual fair values assigned and the impact on depreciation expense may be materially different than the estimates provided herein.

(r)	Reflects the income tax effect of the pro forma adjustments based on an estimated statutory tax rate of 39% for the period ended June 30, 2013.

(3) Reclassifications

For the purpose of this unaudited pro forma information, certain amounts in Boise’s unaudited condensed consolidated balance sheet as of June 30, 2013, the consolidated statements of income for the six-month period then ended and the consolidated statements of income for the twelve-month period ended December 31, 2012 were reclassified to maintain consistency in presentation with PCA’s financial information. The significant amounts that were reclassified on the balance sheet at June 30, 2013 were: (1) $24 million from deferring financing costs to other assets; and (2) $65 million from compensation and benefits to other accrued liabilities. The significant amounts that were reclassified in the consolidated income statement for the twelve-month period ended December 31, 2012 were: (1) $149 million from depreciation and amortization to cost of sales, (2) $20 million of related party fiber costs to cost of sales; and (3) $21 million of freight costs included within selling and distribution expenses to cost of sales. The significant amounts that were reclassified in the consolidated income statement for the six-month period ended June 30, 2013 were: (1) $85 million from depreciation and amortization to cost of sales, (2) $11 million of related party fiber costs to cost of sales, and (3) $11 million of freight costs included within selling and distribution expenses to cost of sales.